UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A-1


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


            Date of Report (earliest event reported): April 30, 1998


                      TELESERVICES INTERNATIONAL GROUP INC.
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             (Exact name of registrant as specified in its charter)


         Florida                    33-11059-A                   59-2773602
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(State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation)              File Number)              Identification No.)


100 Second Avenue South, Suite 1000, St. Petersburg, Florida             33701
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  (Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:        (813) 895-4410
                                                   -----------------------------

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        (Former name or former address,  if changed since last report.)



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Item 2.  Acquisition or Disposition of Assets.

     Acquisition of Assets - On May 14, 1998, the Registrant filed a current report on Form 8-K reporting that the Registrant, through a subsidiary corporation, Compact Connection, Inc., a Delaware corporation, ("CCI"), pursuant to an Asset Purchase Agreement dated April 23, 1998, acquired substantially all of the assets of Compact Connection, Inc. (now known as DP Enterprises, Inc.), an unaffiliated Nevada corporation ("Seller"), effective at the close of business on April 30, 1998. In exchange for the assets, the Registrant agreed to issue 6,000,000 shares of restricted common stock of the Registrant to the Seller upon completion of the audit of the financial statements of Seller. The Asset Purchase Agreement provided that if, at any time after April 30, 1998, Seller is unable to provide audited financial statements, the Registrant shall be entitled to terminate and unwind the transaction by way of rescission. The Registrant is also be entitled to terminate and unwind this transaction by way of rescission should the audited financial statements of Seller vary materially from any unaudited financial information previously provided by Seller.

     Because of unexpected delays by the Seller in providing audited financial statements, the Asset Purchase Agreement has been modified by the parties to provide that the assets of Seller will not be formally acquired by the Registrant, through CCI, until after the audited financial statements have been completed and are deemed acceptable to the Registrant. In the interim, the Seller has granted to the Registrant and CCI an exclusive license to all intellectual property owned by Seller, consisting of all rights and interest in the concept of marketing pre-recorded music recorded on tapes and compact disks, and other mediums that may become available, using a prepaid "MusicCard," including but not limited to any trademarks or tradenames for "Compact Connection" and "MusicCard." The license may be used by the Registrant and CCI for and in connection with an internet web-site for the sale of pre-recorded music in exchange for a royalty fee to Seller of one percent (1%) of any net income derived from the web-site. In the event that the assets are not acquired, the license shall remain in effect for a term of ten (10) years, and is renewable for an unlimited number of additional five (5) year periods.

     The Seller has represented to the Registrant that it expects the audit to be completed in approximately thirty (30) days.

     Because, as a result of the modification to the Asset Purchase Agreement, the assets will not be acquired until after the audited financial statements of Seller are provided, the financial information that would otherwise have been required to be filed in connection with the acquisition will not be required until the audit is completed and the assets are actually acquired.

     Attached as an exhibit hereto is a copy of the Asset Purchase Modification and License Agreement among the parties dated July 9, 1998.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired. Because, as a result of the modification to the Asset Purchase Agreement, the financial statements of the acquired business that would otherwise have been required to be filed in connection with the acquisition will not be required until the audit is completed and the assets are actually acquired.


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     (b)  Pro  Forma  Financial  Information.   Because,  as  a  result  of  the
modification  to  the  Asset  Purchase   Agreement,   the  pro  forma  financial
information that would otherwise have been required to be filed in connection with the acquisition will not be required until the audit is completed and the assets are actually acquired.

     (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

     Exhibit No.              Description
     -----------              -----------

        2.5 Agreement for Purchase of Assets of Compact Connection, Inc., (a Nevada corporation), dated April 23, 1998, and Addendum dated April 24, 1998. (Incorporated by reference to Exhibit 2.5 of the Registrant's current report on Form 8-K dated April 30, 1998 and filed on filed May 14, 1998.)

        2.6 Asset Purchase Modification and License Agreement regarding Compact Connection, Inc., dated July 9, 1998. (Filed herewith).

       10.4 Employment Agreement between the Registrant's subsidiary, Compact Connection, Inc. (a Delaware corporation), and Darrell W. Piercy, dated April 23, 1998. (Incorporated by reference to Exhibit
                              10.4 of the Registrant's current report on Form 8-K dated April 30, 1998 and filed on filed May 14, 1998.)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TELESERVICES INTERNATIONAL GROUP INC.



                                           By:  /s/ Robert P. Gordon
                                                --------------------------------
                                                Robert P. Gordon, Chairman

Date:  July 13, 1998


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                                  EXHIBIT INDEX




     Exhibit No.              Description
     -----------              -----------

        2.5 Agreement for Purchase of Assets of Compact Connection, Inc., (a Nevada corporation), dated April 23, 1998, and Addendum dated April 24, 1998. (Incorporated by reference to Exhibit 2.5 of the Registrant's current report on Form 8-K dated April 30, 1998 and filed on filed May 14, 1998.)

        2.6 Asset Purchase Modification and License Agreement regarding Compact Connection, Inc., dated July 9, 1998. (Filed herewith).

       10.4 Employment Agreement between the Registrant's subsidiary, Compact Connection, Inc. (a Delaware corporation), and Darrell W. Piercy, dated April 23, 1998. (Incorporated by reference to Exhibit
                              10.4 of the Registrant's current report on Form 8-K dated April 30, 1998 and filed on filed May 14, 1998.)